UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2019

ARC GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54226	59-3649554
State or Other Jurisdiction of Incorporation of Organization)	(Commission File Number)	(IRS Employer Identification Number)

1409 Kingsley Ave., Ste. 2 Orange Park, FL	32073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 17, 2019, ARC Group, Inc. (the “Company”) filed a Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock with the Secretary of State of Nevada designating 2,500,000 shares of the Company’s authorized but unissued shares of preferred stock, $.01 par value per share, as Series B Convertible Preferred Stock (the “Series B Preferred Stock”).

The Series B Preferred Stock has a stated value of $1.40 per share. In the event that the Company is liquidated, dissolved, effects certain mergers or consolidations, transfers all or substantially all of its assets, or completes certain other significant transactions, holders of the Series B Preferred Stock are entitled to receive, in preference to holders of the Company’s Class A Common Stock, $0.01 par value per share (the “Common Stock”), and the Company’s Series A Preferred Stock, $0.01 par value per share, an amount per share equal to the greater of (i) $1.40 plus any declared and unpaid dividends thereon, and (ii) the amount per share such holder would receive if such holder converted such shares of Series B Preferred Stock into shares of Common Stock at a conversion price of $1.40, subject to adjustment.

Upon the completion of a firm commitment underwritten public offering (a “Qualified Public Offering”) of the Company’s Common Stock and concurrent listing of the Company’s Common Stock on the Nasdaq Stock Market, NYSE or NYSE MKT within 12 months after the final closing of the private offering of securities described in Item 7.01 below (the “Offering”), each share of Series B Preferred Stock will automatically convert into the securities issued by the Company in the Qualified Public Offering (the “Conversion Securities”) at a conversion price equal to the lesser of: (i) $1.40 per share and (ii) the greater of (A) 70% of the public offering price of the Conversion Securities and (B) $0.28 per share (the “Conversion Price”), subject to adjustment. The Conversion Price is subject to adjustment for stock splits, stock dividends, or the reclassification of the Common Stock. In the event that the Company does not complete a Qualified Public Offering within twelve (12) months after the final closing of the Offering or does not file with the Securities and Exchange Commission the audited financial statements and other financial information required to be filed in connection with the Company’s acquisition of the Fat Patty’s restaurant concept on August 30, 2018 or in connection with the Company’s proposed acquisition of the Tilted Kilt Eatery and Pub restaurant franchise (“Tilted Kilt”) within four (4) months after the final closing of the Offering, the Company will be required to repurchase all shares of Series B Preferred Stock for a purchase price of $1.75 per share.

The Series B Preferred Stock participates, on an as-converted to Common Stock basis, in any dividends declared or paid on Common Stock and votes together with holders of Common Stock, on an as-converted to Common Stock basis, on all matters presented to holders of Common Stock.

The Company cannot undertake certain corporate actions without approval of the holders of a majority of the issued and outstanding shares of Series B Preferred Stock.

The forgoing description of the Series B Preferred Stock is qualified in its entirety by reference to the Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock of the Company filed herewith.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

As previously reported on a Form 8-K dated January 29, 2019, the Company commenced a private offering (the “Offering”) of up to 5,000,000 units comprised of shares of Common Stock and warrants to purchase shares of Common Stock at a purchase price of $1.40 per unit.

On April 17, 2019, the Company revised the terms of the Offering. As revised, the Offering covers the sale of up to 1,785,715 units (the “Units”), each Unit comprised of one share (the “Shares”) of Series B Preferred Stock and one warrant (the “Warrant”) to purchase one share of Common Stock at a purchase price of $1.40 per Unit, for an aggregate offering price of $2,500,000. Each Warrant is exercisable for a term of five years at an exercise price equal to the lesser of: (i) $1.70 per share, and the greater of: (ii) one hundred twenty percent (120%) of the conversion price of the Shares and $0.28 per share, subject to adjustment. The Units are being offered without registration under the Securities Act of 1933, as amended (“Securities Act”), solely to persons who qualify as accredited investors, as that term is defined in Rule 501 of Regulation D under the Securities Act, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated thereunder.

The Company has retained Maxim Group LLC (“Maxim”) and Joseph Gunnar & Co., LLC to serve as its placement agents for the Offering. The Company has agreed to pay the placement agents an aggregate placement fee equal to 7% of the aggregate gross proceeds raised in the Offering and warrants exercisable for a term of five years to purchase that number of shares of Common Stock equal to 7% of the number of Shares issued in the Offering and 7% of the number of shares of Common Stock underlying the Warrants issued in the Offering at an exercise price of $1.70 per share.

The Offering may be increased by up to an additional $1,000,000 at the mutual discretion of the Company and Maxim. The Offering will terminate on April 30, 2019, unless extended by the Company and Maxim to a date not later than May 31, 2019.

The initial closing of the Offering is conditioned, among other things, on the Company’s acceptance of subscriptions for at least $500,000 of Units and the closing of the Company’s agreement to purchase all of the membership interests in SDA Holdings, LLC (“SDA Holdings”), the sole owner of the entities which own Tilted Kilt.

Net proceeds, if any, from the Offering will be used to fund the partial repayment of the loan made by Seenu G. Kasturi, who is the Company’s Chief Executive Officer, Chief Financial Officer and Chairman of its board of directors, to SDA Holdings to help fund SDA’s acquisition of Tilted Kilt.

Attached hereto as Exhibit 99.1 is an Investor Presentation being used by the Company and the placement agents in connection with the Offering.

The information contained in this Item 7.01 of this Current Report on Form 8-K and the Investor Presentation attached hereto as Exhibit 99.1 shall not be incorporated by reference into any filing made by the Company with the Securities and Exchange Commission under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof, regardless of any general incorporation language in such filing. The information in this Item 7.01 of this Current Report on Form 8-K report and Exhibit 99.1 hereto are being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 or 12(a)(2) of the Securities Act.

This document is not an offer to sell nor a solicitation of an offer to buy securities. Any offer or sale of securities will be made by means of an offering memorandum containing detailed information about the Company, management and the securities. In addition, no offer, sale or solicitation is being made in any jurisdiction in which such offer, sale or solicitation would be prohibited.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock of the Registrant.

99.1	ARC Group, Inc. Investor Presentation dated April 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC GROUP, INC.

Date: April 17, 2019	/s/ Seenu G. Kasturi
Seenu G. Kasturi
Chief Executive Officer

EXHIBIT INDEX

No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series B Convertible Preferred Stock of the Registrant.

99.1	ARC Group, Inc. Investor Presentation dated April 17, 2019.